UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
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Soliciting Material Pursuant to §240.14a-12.

FATHOM HOLDINGS INC.

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Notice of October 20, 2021
Annual Meeting and
2021 Proxy Statement

2000 Regency Parkway Drive, Suite 300
Cary, North Carolina 27518

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 20, 2021

To the Shareholders of Fathom Holdings Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of Fathom Holdings Inc. (the “Company”) will be held on October 20, 2021 at 2000 Regency Parkway Drive, Suite 160, Cary, North Carolina at 9:00 a.m. ET. The meeting is called for the following purposes:
1.
To elect the directors nominated by our board of directors (the “Board”) and named herein to hold office for a one-year term until the 2022 Annual Meeting of Shareholders;

2.
To approve an amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan to increase the share reserve by one million (1,000,000) shares of common stock; and

3.
To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.
If you were a shareholder of record of Fathom common stock as of the close of business on August 23, 2021, you are entitled to receive this Notice and vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof, provided that the Board may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the shareholders entitled to vote at the meeting may be examined at our principal executive offices in Cary, North Carolina during ordinary business hours in the 10-day period preceding the meeting for any purposes related to the meeting.
We are furnishing these proxy materials (including an electronic Proxy Card for the meeting) and our 2020 Annual Report on Form 10-K to shareholders via the Internet. On or about September 7, 2021, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and how to vote.
You are cordially invited to attend the meeting. Whether or not you expect to attend, the Board respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.
By Order of the Board of Directors of Fathom Holdings Inc.,
/s/ Joshua Harley

Joshua Harley
Executive Chairman of the Board
Cary, North Carolina
Dated: September 7, 2021

FATHOM HOLDINGS INC.
Proxy Statement
for the
Annual Meeting of Shareholders
To Be Held October 20, 2021

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FATHOM HOLDINGS INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 20, 2021
Information Concerning Solicitation and Voting
This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting of Shareholders to be held on October 20, 2021 at 9:00 A.M. ET at 2000 Regency Parkway Drive, Suite 160, Cary, North Carolina, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Only shareholders of record at the close of business on August 23, 2021 are entitled to notice of and to vote at the meeting.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials, including the Notice, this Proxy Statement, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on September 7, 2021. We mailed a Notice of Internet Availability of Proxy Materials on or about September 7, 2021 to our shareholders of record and beneficial owners as of August 23, 2021, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.
Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Shareholder votes will be tabulated by persons appointed by the Board to act as inspectors of election for the meeting.
We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

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QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING
Q:
Who may vote at the meeting?

A:
The Board set August 23, 2021 as the record date for the meeting. If you owned shares of our common stock at the close of business on August 23, 2021, you may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of August 23, 2021, there were 14,796,102 shares of our common stock outstanding and entitled to vote at the meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a shareholder of record. As a shareholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the Annual Meeting of Shareholders.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.
Q:
What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of common stock entitled to vote, represented in person or by proxy, as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

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Are present and entitled to vote in person at the meeting;

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Properly submitted a Proxy Card or Voter Instruction Card; or

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Do not provide your broker with instructions on how to vote, but the broker submits the proxy nonetheless (a broker non-vote).

Broker non-votes are counted for purposes of determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless. If you are present in person or by proxy at the meeting but withhold your vote or abstain from voting on any or all proposals, your shares are also still counted as present and entitled to vote.
The proposals listed in this Proxy Statement identify the votes needed to approve the proposed actions.
Q:
What proposals will be voted on at the meeting?

A:
The meeting is called to vote on the following proposals:

1.
To elect the directors nominated by the Board and named herein to hold office for a one-year term until the 2022 Annual Meeting of Shareholders; and

2.
To approve an amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan to increase the share reserve by one million (1,000,000) shares of common stock.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

Q:
How many votes are needed to approve each proposal?

A:
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions or withheld votes, and, if applicable, broker non-votes. Broker non-votes with respect to Proposals 1 and 2 will have no effect and will not be counted for the purposes of the vote.

The following table describes the voting requirements for each proposal, including the vote required to approve each proposal and the effect that abstentions or broker non-votes will have on the outcome of the proposal:
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominees receiving the most “For” votes (plurality voting)	Withheld votes will have no effect	None
2	Approval of Amendment to the 2019 Omnibus Stock Incentive Plan	“For” votes from the holders of a majority of the votes cast and entitled to vote at the meeting	Against	None
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
Q:
Can I access these proxy materials on the Internet?

A:
Yes. The Notice of Annual Meeting, Proxy Statement, and 2020 Annual Report to Shareholders (including the 2020 Annual Report on Form 10-K, as amended by Form 10-K/A), are available for viewing, printing, and downloading at cstproxy.com/fathom/2021. Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2020 is also available under the Investors — SEC Filings — Annual Meeting Materials section of our website at FathomRealty.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on cstproxy.com/fathom/2021 at least until the conclusion of the meeting.

Q:
How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:
How can I vote my shares without attending the physical meeting?

A:
If your common stock is held by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

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Via the Internet by accessing the proxy materials on the secured website cstproxy.com/fathom/2021 and following the voting instructions on that website; or

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By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet voting procedures are designed to authenticate shareholders’ identities by use of a control number to allow shareholders to vote their shares and to confirm that shareholders’ instructions have been properly recorded. Voting via the Internet must be completed by 11:59 PM ET on October 19, 2021. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.
Q:
How can I change my vote after submitting it?

A:
If you are a shareholder of record, you can revoke your proxy before your shares are voted at the meeting by:

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Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518 at or before the taking of the vote at the meeting;

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Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518 at or before the taking of the vote at the meeting;

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Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

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If you voted via the Internet, voting again by the same means prior to 11:59 PM ET on October 19, 2021 (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.
Q:
Where can I find the voting results of the meeting?

A:
We plan to announce the preliminary voting results at the meeting. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

Q:
For how long can I access the proxy materials on the Internet?

A:
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available, free of charge, in PDF and HTML format under the Investors — SEC Filings — Annual Meeting Materials section of our website at FathomRealty.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
The Board currently consists of eight members, each of which serve for a one-year term or until a successor has been elected and qualified. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the year term and until the director’s successor is duly elected and qualified.
If you are a shareholder of record, unless you mark your proxy card to withhold authority to vote, the proxy holder will vote the proxies received by it for the nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board to fill the vacancy. We do not expect that any of the eight nominees will be unable or will decline to serve as a director.
If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.
The name of and certain information regarding each nominee as of August 23, 2021 is set forth below. This information is based on data furnished to us by the nominees. The business address for each nominee for matters regarding our Company is 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518.
Directors Nominated for Election at the Annual Meeting:
Name	Age	Director Since	Position with Fathom
Joshua Harley	45	2009	Chairman, Chief Executive Officer, Director
Marco Fregenal	57	2019	President and Chief Financial Officer, Director
Christopher Bennett	41	2019	Director
Jeffrey Coats	63	2019	Director
Ravila Gupta	58	2021	Director
David Hood	59	2019	Director
Glenn Sampson	80	2019	Director
Jennifer Venable	50	2019	Director
Executive Officers
Joshua Harley  —  Chairman, Chief Executive Officer, Director
Joshua Harley, our founder, has been our Chairman and Chief Executive Officer since 2009. From 2007 to 2009, Mr. Harley served as Chief Executive Officer and Founder of Texas Home Central. Prior to that, Mr. Harley was an Internet Manager at Highland Homes from 2005 to 2007. From 2003 to 2005, Mr. Harley served as Founder and President of Everdrive Solutions, assisting automotive dealerships with outsourced internet sales and training. From 1995 until 2003, Mr. Harley served in the United States Marine Corps as an Infantry Sergeant, Instructor at the School of Infantry, and a Hand-to-Hand Combat Instructor.
Among other experience, qualifications, attributes and skills, we believe Mr. Harley’s perspective as a large shareholder, his extensive leadership and experience as our Chief Executive Officer, his knowledge of our operations, and oversight of our business bring to our Board critical strategic planning and operational leadership that qualify him to serve as one of our directors.

Marco Fregenal  —  President and Chief Financial Officer, Director
Marco Fregenal has been our Chief Financial Officer since 2012 and has been a member of our Board since February 2019. He has also served as our President since January 1, 2018. Prior to this, Mr. Fregenal served as our Chief Operating Officer and Chief Financial Officer from May 1, 2012 to December 31, 2017. Prior to joining our Company, Mr. Fregenal served as Chief Operating Officer and Chief Financial Officer of EvoApp Inc., a provider of social media business intelligence, from 2009 to 2012. Mr. Fregenal received a B.S. in economics from Rutgers University and a Masters in Econometrics and Operations Research from Monmouth University.
We believe Mr. Fregenal’s extensive financial, technology and leadership experience, his knowledge of our operations and oversight of our business qualify him to serve as one of our directors.
Samantha Giuggio  —  Chief Broker Operations Officer
Samantha Giuggio, age 51, has served as our Chief Broker Operations Officer since June 2019. Prior to this, she served as Senior Vice President from October 2015 to June 2019. From April 2014 to October 2015, Ms. Giuggio served as our Regional Vice President and Vice President of Operations. She also served as our District Director RDU from February 2013 to April 2014. She served as an Agent and Group Leader Training Coordinator with us prior to this. Ms. Giuggio received an associate’s degree in hospitality management from Holyoke Community College.
Non-Employee Directors
Christopher Bennett  —  Director
Christopher Bennett has served on our Board since February 2019. From September 2005 to the present, Mr. Bennett has served as Chief Executive Officer and Founder of 97th Floor, a marketing agency that focuses on search, content, social, paid media and digital marketing. From April 2017 to the present, Mr. Bennett also has been the managing partner of 7Sixty Ventures, a partnership acting as angel investors in start-up companies.
We believe Mr. Bennett’s extensive management and marketing skills qualify him to serve as one of our directors.
Jeffrey H. Coats  —  Director
Jeffrey Coats has served on our Board since February 2019. Mr. Coats was the Chief Executive Officer of AutoWeb, Inc. (formerly Autobytel, Inc.), a Nasdaq-traded online automotive sales company, from December 2008 until his retirement in April 2018. Prior to this, he served as Managing Director of Southgate Alternative Investments from April 2006 to December 2008. Mr. Coats served as Chief Executive Officer of Mikronite Technologies Group Inc. from March 2002 to April 2006. Mr. Coats served on the board of directors of Autoweb from August 1996 to September 2018. Mr. Coats received a B.A. from the University of Georgia and an M.B.A. from the American Graduate School of International Management.
We believe Mr. Coats’ experience as a director of various companies, and his mergers and acquisitions, management and public company experience, qualify him to serve as one or our directors.
Ravila Gupta —  Director
Ravila Gupta has served on our Board since March 2021. Ms. Gupta has over 10 years of executive experience in corporate managerial roles. Since April 2020, Ms. Gupta has served as President and Chief Executive Officer of Bagchi Group, Inc., a private company providing business strategy, financial services, and board and executive coaching support to businesses. From April 2017 to April 2020, Ms. Gupta served as President and Chief Executive Officer of Council for Entrepreneurial Development, a non-profit organization dedicated to the development of entrepreneurs and their businesses, and from July 2012 to April 2017, Ms. Gupta served as President of Umicore USA Inc., a global materials technology and recycling group. Ms. Gupta currently serves in an advisory board role at Primo Partners LLC, a real estate and Ben & Jerry’s franchise development company, and previously served in an advisory role from October 2019 to

December 2020 at Bennett Aerospace, Inc., an engineering and development company. Ms. Gupta received a B.E. and a M.E. from McGill University. She received her J.D. from North Carolina Central University.
We believe that Ms. Gupta’s background in executive management and entrepreneurial companies qualifies her to serve as one of our directors.
David C. Hood  —  Director
David Hood has served on our Board since May 2019. Mr. Hood served as audit partner at Ernst & Young LLP in Raleigh from 2005 until his retirement in 2015. Prior to that, Mr. Hood was the Vice President, Finance at Quintiles Americas, currently known as IQVIA Holdings Inc., a leading global provider of contract research services, from 1993 to 2000, where he helped take the company public. Mr. Hood received a B.S. in accounting from Guilford College and is a Certified Public Accountant.
We believe Mr. Hood’s experience in financial, accounting and auditing matters, as well as taking organizations public, capital raises, and mergers and acquisitions, qualify him to serve as one of our directors.
Glenn A. Sampson  —  Director
Glenn Sampson has served on our Board since February 2019. Mr. Sampson served in various positions at Exxon Mobil Corporation from 1965 until his retirement in 2000, with his most recent position being Manager, Data Management, in the Controller’s Department. Since retirement he has served in various volunteer roles. Mr. Sampson received his B.S. from Stanford University and a M.B.A. from Northwestern University. Mr. Sampson is the father-in-law of Joshua Harley, and he was one of our earliest investors.
We believe Mr. Sampson’s more than five decades of general and financial management experience qualify him to serve as one of our directors.
Jennifer B. Venable  —  Director
Jennifer Venable has served on our Board since February 2019. From April 2013 to the present, Ms. Venable has served as Vice President and General Counsel at Capitol Broadcasting Company, Inc. From September 2009 to April 2013, Ms. Venable was General Counsel at Alfresco Software, Inc. Prior to that, Ms. Venable served as Commercial Counsel and as Senior Partner Manager of Red Hat, Inc. from September 2002 to July 2009 and as in-house counsel for an internet start-up and in private practice. Ms. Venable received her B.A. in Government and Sociology from The College of William and Mary and her J.D. from The University of North Carolina at Chapel Hill.
We believe Ms. Venable’s experience with complex legal issues, corporate governance, international business, and project management qualify her to serve as one of our directors.
Required Vote
Provided there is a quorum for the meeting, the director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them will be elected as directors. Votes withheld will have no legal effect on the election of directors. Under applicable NASDAQ Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal One.
The Board unanimously recommends that shareholders vote FOR the eight director nominees listed above.

CORPORATE GOVERNANCE MATTERS
Information about the Board
The Board currently comprises eight members. Each director will be elected for a one-year term and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office or the shareholders (as provided in our bylaws).
As Executive Chairman, Mr. Harley has authority to, among other things, call and preside over meetings of the Board, set meeting agendas, and determine materials to be distributed to the Board. Accordingly, Mr. Harley has substantial ability to shape the work of the Board. Mr. Harley, as a co-founder of our Company, possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing our Company and our business, and we believe this means he is well positioned to develop agendas that ensure the Board’s time and attention are focused on critical matters.
Director Independence
The Board has established an audit committee, compensation committee, and nominating and governance committee. Our audit committee consists of independent directors Messrs. Hood (Chair) and Coats and Ms. Venable. Our compensation committee consists of independent directors Messrs. Coats (Chair), Bennett and Hood. Our nominating and governance committee consists of independent directors Ms. Venable (Chair) and Messrs. Bennett and Coats. The audit committee, compensation committee, and nominating and governance committee were established in February 2019 in anticipation of our initial public offering.
The Board has undertaken a review of the independence of our directors and has determined that Messrs. Bennett, Coats and Hood, and Ms. Gupta and Ms. Venable are independent within the meaning of the NASDAQ Stock Market listing rules. In addition, the Board has determined that Messrs. Hood and Coats and Ms. Venable each meets the additional test for independence for audit committee members and Messrs. Bennett, Coats and Hood each meets the additional test for independence for compensation committee members imposed by SEC regulation and the NASDAQ Stock Market listing rules.
Family Relationships
There is no family relationship between any director, executive officer or person nominated to become a director or executive officer of our Company other than Mr. Sampson being Mr. Harley’s father-in-law.
Executive Sessions of Non-Employee Directors
In order to promote open discussion among non-employee directors, the Board has a policy of regularly conducting executive sessions of non-employee directors at scheduled meetings and at such other times requested by a non-employee director.
Selection of Nominees for the Board of Directors
The nominating and governance committee of the Board is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the committee is responsible for establishing the procedures for our shareholders to nominate candidates to the Board. The committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills and independence. The Nominating and Governance Committee Charter calls for the committee to consider diversity to be an additional desirable characteristic in potential nominees.
Our bylaws permit any shareholder of record to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of shareholders, not more than 120 and not less than 80 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders.
Any such notice must set forth the following: (A) the name and address of the shareholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the proposal is made; (B) the number of shares of each class of capital stock beneficially owned by the shareholder and such beneficial owner; (C) a description of the business proposed to be introduced to the shareholders; (D) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; (E) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice; (F) such additional information concerning the nominee as would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision thereto), to be disclosed in the proxy materials concerning the persons or persons nominated (by the Company or otherwise) for election as a director of the Company; (G) such additional information concerning the nominee as is deemed sufficient by the Board (or a properly authorized committee of the Board) to establish that the nominee meets all minimum qualification standards or other criteria as may have been established by the Board (or any properly authorized committee of the Board) or pursuant to applicable law, rule or regulation for service as a director; and (H) the written consent of each nominee to serve as a director of our Company if so elected.
Our nominating and governance committee will evaluate a nominee recommended by a shareholder in the same manner in which the committee evaluates nominees recommended by other persons as well as its own nominee recommendations.
Information Regarding Meetings of the Board and Committees
During 2020, the Board held four meetings. The Board’s three permanent committees, the audit committee, compensation committee and nominating and governance committee, collectively held six meetings during 2020. In 2020, our Board also formed a pricing committee in connection with our initial public offering. The pricing committee held one meeting in 2020.
All of our current directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during 2020. Although we do not have a formal written policy with respect to directors’ attendance at our annual meeting of shareholders, we generally encourage all directors to attend. Because we were private and closely held during the majority of the year, we did not hold an annual shareholder meeting in 2020.
Board Committees
Committees of the Board of Directors
In August 2019, our Board adopted written charters for each of its permanent committees, all of which are available under Investors — Corporate Governance section of our website at FathomRealty.com. The following table provides membership information of our directors in each committee of our Board as of August 23, 2021. Our pricing committee, which comprised Messrs. Fregenal, Harley and Hood, was formed on January 16, 2020 for the purpose of setting the terms of our initial public offering.
	Audit Committee	Compensation Committee	Nominating & Governance Committee
Christopher Bennett
Jeffrey Coats
Marco Fregenal
Ravila Gupta
Joshua Harley

	Audit Committee	Compensation Committee	Nominating & Governance Committee
David Hood
Glenn Sampson
Jennifer Venable

= Committee Chair

= Member

Audit Committee
Our audit committee consists of Messrs. Hood (Chair) and Coats, and Ms. Venable. Each of them satisfies the independence requirements of Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ Stock Market listing rules and Section 10A(m)(13) of the Exchange Act. Our audit committee met six times during 2020. Our audit committee is responsible for, among other things:
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appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

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reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

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reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

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establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

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investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;

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determining compensation of the independent auditors and of advisors hired by the audit committee;

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reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

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monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis;

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reviewing reports to management prepared by the internal audit function, as well as management’s response;

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reviewing and assessing the adequacy of the formal written committee charter on an annual basis;

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reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

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handling such other matters that are specifically delegated to the audit committee by our Board from time to time.

The Board has affirmatively determined that Mr. Hood is designated as an “audit committee financial expert” and that he meets the definition of an “independent director” for purposes of serving on an audit committee under the NASDAQ Stock Market listing rules. The designation does not impose on Mr. Hood any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our Board.

Compensation Committee
Our compensation committee consists of Messrs. Coats (Chair), Bennett and Hood. Each of Messrs. Coats, Bennett and Hood satisfy the independence requirements of Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ Stock Market listing rules. In part because executive compensation decisions were made by all our independent directors in executive sessions of Board meetings during the year, our compensation committee did not hold any formal separate meetings during 2020. Our compensation committee is responsible for, among other things:
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reviewing and approving the compensation, employment agreements, severance arrangements, and other benefits of all of our executive officers and key employees;

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reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

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reviewing and making recommendations, on an annual basis, to our Board with respect to director compensation;

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reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and periodic reports;

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reviewing and assessing, periodically, the adequacy of the formal written committee charter; and

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such other matters that are specifically delegated to the compensation committee by our Board from time to time.

Pursuant to its written charter, our compensation committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, our compensation committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.
Nominating and Governance Committee
Our nominating and governance committee consists of Ms. Venable (Chair) and Messrs. Bennett and Coats. Each of them satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules. Our nominating and governance committee did not meet during our 2020 fiscal year. It is responsible for, among other things:
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identifying and screening candidates for the Board, and recommending nominees for election as directors;

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consider any director candidates recommended by the Company’s shareholders pursuant to the procedures set forth in the Company’s bylaws;

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establishing procedures to exercise oversight of the evaluation of the Board and management;

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developing and recommending to the Board a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the Board;

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reviewing the size and composition of the Board and its committees, and recommending to the Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

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developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct;

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developing and recommending to the Board annual management succession and career development plans with respect to the Company’s senior management;

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reviewing and assessing the adequacy of the formal written committee charter on an annual basis; and

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generally advising the Board on corporate governance and related matters.

Risk Oversight
While our Company’s senior management has responsibility for the management of risk, the Board plays an important role in overseeing this function. The Board regularly reviews our market and business risks during its meetings and, since its formation, each of its committees began overseeing risks associated with its respective area of responsibility. In particular, our audit committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. Our compensation committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our nominating and governance committee seeks to minimize risks related to our governance structure by implementing sound corporate governance principles and practices. Each of our committees reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.
Code of Conduct
We adopted a code of ethics relating to the conduct of our business by all of our employees, officers, and directors, as well as a code of conduct specifically for our principal executive officer and senior financial officers. We also adopted a corporate communications policy for our employees and directors establishing guidelines for the disclosure of information to the investing public, market analysts, agents, dealers, investment advisors, the media, and any persons who are not our employees or directors. Additionally, we adopted an insider trading policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities and the disclosure of our material nonpublic information. Each of these policies is posted on our website, FathomRealty.com.
Hedging Transactions
Under our Insider Trading Policy, we strongly discourage our employees (including our Named Executive Officers) and our directors from hedging our securities or holding shares of our common stock in a margin account.
Communications with the Board of Directors
Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO THE 2019 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE SHARE RESERVE BY ONE MILLION SHARES OF COMMON STOCK
Pursuant to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (the “2019 Plan”) we may grant long-term equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and other stock-based awards to our real estate agents, employees, consultants, and non-employee directors. We believe that the effective use of long-term equity incentives is essential to attract, motivate, and retain employees and other service providers of our Company, to further align participants’ interests with those of our shareholders, and to provide participants incentive compensation opportunities that are competitive with those offered by other companies in the same industry and locations as ours.
In this Proposal Two, we are asking our shareholders to approve an amendment to the 2019 Plan to increase the total number of shares of common stock reserved for issuance under the plan to 2,060,778 shares. The full text of the 2019 Plan amendment, which the Board approved on August 22, 2021, is attached as Annex A to this Proxy Statement.
As of August 23, 2021, of the 1,060,778 shares of the Company’s common stock reserved for issuance under the 2019 Plan, only 370,743 shares remained available for future grant. The Board believes that the increase in the share reserve is necessary for the Company to continue to attract and retain the highest caliber of real estate agents and employees, link incentive awards to Company performance, encourage employee ownership in the Company and align the interests of our real estate agents, employees and directors with those of the Company’s shareholders. Increasing the share reserve will allow the Company to continue to provide a variety of equity awards as part of the Company’s compensation program, an important tool for motivating, attracting and retaining talented real estate agents and employees and for creating shareholder value. It supports the Company’s balanced approach to agent and employee compensation, wherein the Company uses a mix of components, including equity awards, to facilitate management decisions that favor longer-term stability. If the additional shares are not approved, the Board believes that the remaining shares of common stock reserved for issuance under the 2019 Plan, will be insufficient to accomplish its purposes.
As of June 30, 2021, approximately 234 employees, 6 non-employee directors and 6,950 agents were eligible to participate in the 2019 Plan. The closing price of the Company’s common stock on the NASDAQ Global Market on August 23, 2021 was $28.31.
Required Vote
Provided there is a quorum for the meeting, approval of the amendment to increase the share reserve of the 2019 Plan, requires the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote on the proposal. Abstentions will have the same effect as a vote against this Proposal Two. Under applicable NASDAQ Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal Two.
If this Proposal Two is not approved, the 2019 Plan will continue to be in effect until its expiration, but we may not be able to provide persons eligible for awards with compensation packages that are necessary to attract, retain and motivate these individuals.
The Board unanimously recommends that shareholders vote FOR the increase of the share reserve of the 2019 Plan.
Summary of the 2019 Plan
Following is a summary of the principal features of the 2019 Plan. For additional information, please refer to the specific provision of the full text of the 2019 Plan filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on August 4, 2020, and the proposed 2019 Plan amendment set forth in Annex A to this Proxy Statement.

Our Board adopted the 2019 Plan on August 6, 2019, and our shareholders approved the 2019 Plan on August 8, 2019. The 2019 Plan was adjusted on July 27, 2020 to reflect our reverse stock split. We adopted the 2019 Plan to promote the success and promote the growth of the market value of our common stock by linking the individual interests of our real estate agents, employees, directors, and consultants, to those of our shareholders and by providing those individuals with an incentive. The 2019 Plan allows us the flexibility to motivate, attract, and retain the services of employees, directors, and consultants without impacting our liquidity or cash reserves.
Administration.   The 2019 Plan is administered by our Board or a committee designated by our Board. With respect to grants of awards to our officers or directors, the 2019 Plan is administered in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Exchange Act. We refer to our Board or the committee appointed to administer the 2019 Plan in this summary as the “plan administrator.” The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2019 Plan.
Available Shares.   Subject to adjustment upon certain corporate transactions or events, a maximum of 1,060,778 shares of our common stock may be issued under the 2019 Plan. Any shares covered by an award that is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2019 Plan. Shares that actually have been issued under the 2019 Plan pursuant to an award shall not be returned to the 2019 Plan and shall not become available for future issuance under the 2019 Plan, other than unvested shares that are forfeited or repurchased by us. In the event any option or other award granted under the 2019 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2019 Plan. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, then we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of common stock which we were entitled to issue upon such exercise. Shares of common stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2019 Plan.
Current Share Reserve.    As of August 23, 2021, 690,035 shares of our common stock pursuant to restricted stock awards and stock option grants, net of forfeitures, and common stock sold have been issued under the 2019 Plan and 370,743 shares of our common stock remain available for future stock right awards under the 2019 Plan.
Eligibility and Types of Awards.   The 2019 Plan permits us to grant stock awards, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and dividend equivalent rights to our real estate agents, employees, directors, and consultants.
Stock Options.   A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a non-statutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and non-statutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Plan will become exercisable at the rate specified by the plan administrator.
The plan administrator determines the term of the stock options granted under the 2019 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the option holder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the option holder’s stock option award agreement. The option holder’s stock option award agreement may provide that upon the termination of the option holder’s relationship with us for cause, the option holder’s right to exercise his or her options shall terminate concurrently with the termination of the relationship. If an option holder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) delivery of a promissory note, (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the option holder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other form of consideration permitted by the plan administrator.
Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.
To the extent that the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of the Company’s stock may not be an incentive stock option unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.
Stock Appreciation Rights.   SARs may be granted under the 2019 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each SAR and the exercise price for a SAR, within the terms and conditions of the 2019 Plan, provided that the exercise price of a SAR cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a SAR granted concurrently with a stock option, the number of shares of common stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.
The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a SAR. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a SAR is determined by dividing (a) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (b) the fair market value of a share of common stock on the exercise date.
If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.
The exercise of a SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2019 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-statutory stock option immediately prior to such surrender.
Restricted Stock.   Restricted stock awards are awards of shares of our common stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a recipient’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.
Restricted Stock Units.   An RSU is a right to receive stock, cash equal to the value of a share of stock or other securities or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a recipient’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us.
Dividend Equivalent Rights.   Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of common stock.
Performance-Based Compensation.   The 2019 Plan outlines our procedures for grants of performance-based awards under the plan, meaning awards structured so that they will vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. For any performance-based awards, the plan administrator will establish the performance goals before the 90th day of the applicable performance period (or, if the performance period is less than a year, no later than the number of days which is equal to 25% of the performance period).
The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:
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net earnings or net income (before or after taxes);

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earnings per share;

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net sales growth;

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net operating profit;

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return measures (including, but not limited to, return on assets, capital, equity, or sales);

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cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

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cash flow per share;

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earnings before or after taxes, interest, depreciation, and/or amortization;

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gross or operating margins;

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productivity ratios;

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share price (including, but not limited to, growth measures and total shareholder return);

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expense targets or ratios;

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charge-off levels;

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improvement in or attainment of revenue levels;

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margins;

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operating efficiency;

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operating expenses;

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economic value added;

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improvement in or attainment of expense levels;

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improvement in or attainment of working capital levels;

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debt reduction;

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capital targets; and

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consummation of acquisitions, dispositions, projects or other specific events or transactions.

Transferability of Awards.   Unless the plan administrator determines otherwise, no award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. A recipient of an award may designate one or more beneficiaries of the award in the event of the recipient’s death.
Changes in Capitalization.   In the event of a change in the number of shares of our common stock through stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, then the number of shares covered by each outstanding award and the number of shares which have been authorized for issuance under the 2019 Plan but have not yet been granted or have been returned to the 2019 Plan, will be proportionately adjusted, and appropriate adjustments will be made in the purchase and/or exercise prices per share.
Corporate Transactions.   Effective upon the consummation of a corporate transaction, all outstanding awards under the 2019 Plan will terminate unless they are assumed in connection with the corporate transaction.
The plan administrator has the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction, and exercisable at the time of the grant of an award under the 2019 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2019 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction shall remain fully exercisable until the expiration or sooner termination of the award.
Tax Withholding.   The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to an award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) delivering to our Company already-owned shares of common stock, (d) selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (e) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (f) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2019 Plan.
Amendment and Termination.   Our Board generally may amend, suspend, or terminate the 2019 Plan. However, our Board may not make certain amendments to the 2019 Plan without shareholder approval, such as an increase in the number of shares reserved under the 2019 Plan, modifications to the provisions of the 2019 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2019 Plan regarding the exercise prices at which shares may be offered pursuant to options, extension of the 2019 Plan’s expiration date and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the canceled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.
Unless extended by a future amendment of the 2019 Plan, the 2019 Plan will expire on August 8, 2029.
Summary of Certain U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2019 Plan. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, other limitations on deductions in the Code and the satisfaction of our tax reporting obligations.
Non-statutory Stock Options.   A participant who is granted a non-statutory stock option will not generally recognize any income for federal income tax purposes on the grant of the option so long as (a) the exercise price is not less than the fair market value of the stock on the date of grant, and (b) the non-statutory stock option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. If the participant is employed by us or one of our affiliates, that income will be subject to withholding of income and employment taxes. The Company generally will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes both the option price and the amount previously recognized by the participant as ordinary income.
Incentive Stock Options.   A participant who is granted an incentive stock option will not recognize any taxable income for regular federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met (a “disqualifying disposition”), any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.
The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for sales of the shares in a disqualifying disposition, basis adjustments computing alternative minimum taxable income on a subsequent sale of the shares, and tax credits that may be available to participants subject to the alternative minimum tax.
Stock Appreciation Rights.   Generally, if a SAR is granted with an exercise price not less than the fair market value of the underlying stock on the grant date, the recipient will recognize no taxable income at the time of grant. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes.
Restricted Stock Awards.   A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of  (a) the date the shares become transferable, or (b) the date the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. The Company will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) be entitled to a corresponding deduction when the participant recognizes the income.

Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
Restricted Stock Units.   No taxable income is recognized upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Our Company generally will be entitled (subject to the requirement of reasonableness, certain other limitations on deductions in the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.
Performance Awards, Other Stock-Based Awards.   Normally, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) then be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.
Impact of Section 162(m) on Tax Deductibility of Awards Under the 2019 Plan.   Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation. In addition, the Company’s ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, other limitations on deductions in the Code and the satisfaction of tax reporting obligations.
The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and our Company with respect to the grant and exercise of options and the grant or receipt of other awards under the 2019 Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.
Equity Incentive Plans
The following table sets forth the indicated information as of June 30, 2021 with respect to our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
2017 Stock Plan	20,158	$4.71	—
2019 Omnibus Stock Incentive Plan	23,840	$33.77	422,317
Total	43,998	$20.46	422,317
Our equity compensation plans consist of the Fathom Holdings Inc. 2017 Stock Plan and the 2019 Omnibus Stock Incentive Plan, which were each approved by our shareholders. We do not have any equity compensation plans or arrangements that have not been approved by our shareholders.
We no longer plan to grant awards under the 2017 Stock Plan.

AUDIT COMMITTEE REPORT
Our audit committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2020, (2) discussed with BDO USA, LLP (“BDO”), our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from BDO concerning applicable requirements of the PCAOB regarding BDO’s communications with the audit committee concerning independence, and has discussed with BDO its independence. Based upon these discussions and reviews, our audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2020, which is filed with the SEC.
Our audit committee is currently composed of the following three directors: Messrs. Hood (Chair) and Coats and Ms. Venable. All are independent directors as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ Stock Market listing rules and Section 10A-3 of the Exchange Act. The Board has determined that Mr. Hood is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. Our audit committee operates under a written charter adopted by the Board, a copy of which is available under Investors — Corporate Governance section of our website at FathomRealty.com.
BDO served as our independent registered public accounting firm from 2018 to June 2021 and audited our consolidated financial statements for the years ended December 31, 2018 through December 31, 2020. In June of 2021, our audit committee dismissed BDO as our independent registered public accounting firm and approved the appointment of Deloitte & Touche LLP (“Deloitte”) as our new independent registered public accounting firm for the year ending December 31, 2021.
The audit reports of BDO on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph for the adoption of new accounting standards. Because the Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, an audit report of BDO on the effectiveness of the Company’s internal control over financial reporting was not required as of December 31, 2020.
During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through June 7, 2021 the Company had no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in their reports on the financial statements.
During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through June 7, 2021 there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC except for the previously disclosed material weaknesses related to: (i) not effectively applying the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission due primarily to an insufficient complement of personnel possessing the appropriate accounting and financial reporting knowledge and experience, and (ii) not maintaining effective controls relating to reconciliation of and recording of revenue.
BDO has indicated to the Company that it concurs with the foregoing statements contained above as they relate to BDO and has furnished a letter to the SEC to this effect. A copy of the letter from BDO is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2021.
During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through June 7, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.
A representative of Deloitte is expected to be present at the 2021 Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Summary of Fees
Our audit committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, our audit committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by our audit committee on an engagement-by-engagement basis.
The following table summarizes the aggregate fees billed for professional services rendered to us by BDO in 2020 and 2019. A description of these various fees and services follows the table.
	2020	2019
Audit Fees	$410,638	$327,138
Audit-Related Fees	—	—
Tax Fees	$12,720	$27,580
All Other Fees	—	—
All fees described above were pre-approved by the audit committee.
Audit Fees
The aggregate fees billed to us by BDO in connection with the annual audit of our financial statements, for the review of our financial statements included in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, and for other services normally provided in connection with statutory and regulatory filings, were $410,638 and $327,138 for the years ended December 31, 2020 and 2019, respectively. The increase in audit fees in 2020 relates primarily to additional Audit Fees incurred for the review of our financial statements and the related notes thereto included in our Form S-1 for our initial public offering and increased fees related to being a public company.
Audit-Related Fees
No aggregate audit-related fees were billed to us by BDO for the years ended December 31, 2020 or 2019.
Tax Fees
Tax fees billed to us by BDO for tax compliance, tax advice, and tax planning were $12,720 and $27,580 for the years ended December 31, 2020 and 2019, respectively.
All Other Fees
There were no other fees billed to us by BDO for professional services rendered to us by BDO during the year ended December 31, 2020 and 2019.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
David Hood (Chair)
Jeffrey H. Coats
Jennifer Venable

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 23, 2021 unless otherwise noted below for the following:
•
each person or entity known to own beneficially more than 5% of our outstanding common stock;

•
each of our Named Executive Officers;

•
each director; and

•
all current directors and executive officers as a group.

Applicable percentage ownership is based on 14,796,102 shares of our common stock outstanding as of August 23, 2021, unless otherwise noted below, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable or exercisable within 60 days after August 23, 2021 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed shareholder is c/o Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518.
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Named Executive Officers
Joshua Harley(1)	5,605,628	37.89%
Marco Fregenal(2)	1,272,625	8.60%
Samantha Giuggio(3)	41,374	*
Christopher Bennett(4)	5,304	*
Jeffrey H. Coats	0	*
Ravila Gupta	0	*
David Hood	4,443	*
Glenn Sampson(5)	1,565,226	10.57%
Jennifer Venable(4)	5,304	*
All current directors and executive officers as a group (9 individuals)	8,499,904	57.39%
Other 5% Shareholders
Patrick Lee(6)	862,890	5.83%

*
Represent beneficial ownership of less than 1% of the shares of common stock outstanding.

(1)
Includes an aggregate of 1,700,000 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary. Also includes 9,558 shares under a restricted stock award that will vest on March 4, 2024; 363,032 shares that are held in trust for Mr. Harley’s wife in which Mr. Harley has voting control; and 363,032 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

(2)
Includes 8,359 shares under a restricted stock award that will vest on March 4, 2024. Does not include 150,000 shares held by a trust for the benefit of Mr. Fregenal’s children. Mr. Fregenal’s wife is trustee of the trust. Also does not include 329 shares of restricted stock held by Mr. Fregenal’s wife, which will vest on March 4, 2024. The reporting person disclaims beneficial ownership of these securities.

(3)
Includes 4,837 shares owned by Ms. Giuggio’s husband. Also includes 6,974 shares under a restricted stock award that will vest on October 18, 2023, and 3,043 shares under a restricted stock award that will vest on March 4, 2024.

(4)
Consists of shares underlying fully vested stock options.

(5)
Includes 5,304 shares underlying fully vested stock options.

(6)
Based on a Schedule 13G filed with the SEC on March 29, 2021. Patrick Lee’s address reported in his Schedule 13G is PO Box 274, Brea, CA 92822.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors, and shareholders who hold more than 10% of our outstanding registered common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year all of our executive officers, directors, and 10% shareholders complied with the filing requirements of Section 16(a) of the Exchange Act, except Samantha Giuggio who filed Forms 4 on April 29, 2021 to report the October 19, 2020 grant to her of 6,974 shares of the Company’s common stock, and to her husband of 3 shares, and a December 24, 2020 grant of 1 share of the Company’s common stock issued to her husband.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended December 31, 2020 and 2019, compensation awarded to or paid to, or earned by, anyone serving as principal executive officer during the most recently completed fiscal year and our next two most highly compensated executive officers who were serving as executive officers during the year ended December 31, 2020 (the “Named Executive Officers”).
Our Named Executive Officers for fiscal year 2020 were:
•
Joshua Harley, Chairman and Chief Executive Officer;

•
Marco Fregenal, President and Chief Financial Officer; and

•
Samantha Giuggio, Chief Broker Operations Officer.

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards	Stock Awards	All Other Compensation	Total
Joshua Harley	2020	$350,000	$271,150	$—	$—	$6,292(2)	$627,442
Chief Executive Officer, Principal Executive Officer	2019	$350,000	$176,050	$—	$—	$11,112(3)	$537,162
Marco Fregenal	2020	$335,417	$283,865	$—	$—	$15,900(4)	$635,182
Chief Financial Officer and Principal Financial Officer	2019	$350,000	$151,050	$—	$—	$16,300(5)	$517,350
Samantha Giuggio	2020	$189,083	$1,500	$—	$150,011(6)	$31,494(7)	$372,088
Chief Broker Operations Officer	2019	$177,000	$—	$—	$75,000(8)	$17,695(9)	$269,695

(1)
Reflects base salary earned during the fiscal year covered.

(2)
Includes $6,292 in medical insurance premiums.

(3)
Includes $9,983 in medical insurance premiums and $1,129 attributable to use of a Company automobile.

(4)
Includes $15,900 attributable to an automobile allowance.

(5)
Includes $2,000 in medical insurance premiums and $14,300 attributable to an automobile allowance.

(6)
Represents the aggregate grant date fair value of restricted stock awards computed in accordance with ASC 718, Compensation — Stock Compensation. Ms. Giuggio received a restricted stock award on October 19, 2020 in the amount of 6,974 shares, which vests in full on October 18, 2023.

(7)
Includes $10,004 in medical insurance premiums, $14,027 attributable to an automobile allowance, and $7,463 in real estate commissions.

(8)
Represents the aggregate grant date fair value of restricted stock awards computed in accordance with ASC 718, Compensation — Stock Compensation. Ms. Giuggio received a restricted stock award on January 2, 2019 in the amount of 15,912 shares, which vested immediately.

(9)
Includes $11,850 in medical insurance premiums and $5,845 attributable to an automobile allowance.

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our Company.
Employment Agreements
We have not entered into employment agreements with any of our Named Executive Officers.

Annual Base Salary
Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2020, as determined by the non-employee members of the Board.
Name	2020 Base Salary
Joshua Harley	$350,000
Marco Fregenal	$350,000
Samantha Giuggio	$225,000
Bonus Compensation
Our discretionary bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive discretionary annual bonuses based on our compensation committee and Board’s assessment of their individual performance and our Company’s results of operations and financial condition.
Equity-Based Awards
Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our compensation committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives.
Our Board adopted, and our shareholders approved, the 2019 Plan, which replaced our 2017 Stock Plan. The 2017 Plan became effective on May 11, 2017. The 2019 Plan became effective on August 9, 2019.
The purpose of our 2019 Plan is to attract and retain real estate agents, employees, non-employee directors and consultants. Our 2019 Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards.
Other Compensation
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us during 2020 or 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table shows for the fiscal year ended December 31, 2020, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Joshua Harley	—
Marco Fregenal	—
Samantha Giuggio	6,974(1)	$251,343(2)

(1)
The shares were granted on October 19, 2020 and are restricted and vest in full on October 18, 2023.

(2)
Based on $36.04 per share which was the closing price of our common stock on December 31, 2020, the last trading day of that fiscal year.

DIRECTOR COMPENSATION
Our directors who are employed by us do not receive any additional compensation for serving on our Board, and our non-employee directors receive cash and equity compensation as described below.
During our fiscal year ended December 31, 2020, each non-employee director received an annual retainer of $15,000 per year in cash compensation, as well as $25,000 in one-year time-vesting stock options. In addition, we paid the audit and compensation committee chairs the following cash and equity fees for serving in such position:
Compensation Committee Chair
$10,000 per year in cash, paid quarterly; and
$15,000 in one-year time-vesting stock options.
Audit Committee Chair
$15,000 per year in cash, paid quarterly; and
$15,000 in one-year time-vesting stock options.
Effective February 2, 2021, each non-employee director will receive an annual retainer of $50,000 per year in cash compensation, as well as $100,000 in one-year time-vesting stock options. In addition, we increased the amount of cash compensation our committee chairs will receive each quarter they serve in such position to: (i) $30,000 per year in cash, paid quarterly for the audit committee chair; and (ii) $15,000 per year in cash, paid quarterly for our compensation committee and nominating and governance committee chairs.
We cover the travel costs for Board members to attend four in-person Board meetings a year, or any additional in-person Board meetings duly called by the Chairman of the Board.

The following table sets forth the total compensation paid to each of our non-employee directors serving in 2020.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Christopher Bennett	$26,250	$11,705	$37,955
Jeffrey H. Coats	$38,500	$21,458	$59,958
David C. Hood	$47,500	$23,410	$70,910
Glenn Sampson	$26,250	$11,705	$37,955
Jennifer Venable	$26,250	$11,705	$37,955

*
Ravila Gupta was appointed to our Board in March 2021, and therefore did not receive any compensation in 2020.

(1)
The amounts shown in this column represent the aggregate grant date fair value of stock options computed in accordance with ASC 718, Compensation — Stock Compensation. The amount represents the grant date fair value of the stock options granted.

(2)
At December 31, 2020, each of Mr. Bennett, Mr. Sampson and Ms. Venable had 6,797 options outstanding, of which 5,304 were exercisable. Mr. Coats had 11,224 options outstanding, of which 8,487 were exercisable. Mr. Hood had 11,473 options outstanding, of which 8,487 were exercisable.

Messrs. Fregenal and Harley are both named executive officers, and both also serve as directors, and neither received additional compensation for service provided as a director in 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Set forth below is a description of certain relationships and related person transactions since January 1, 2020 between us or our subsidiaries, and our directors, executive officers and holders of more than 5% of our voting securities that involve the lower of  $120,000 or 1% of the average of total assets in the last two fiscal years. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.
Hometown Heroes Holdings, LLC
Hometown Heroes Holdings, LLC (“HTH”) is a real estate portal that generates real estate leads. HTH is fully-owned by Joshua Harley, Marco Fregenal, and Glenn Sampson. Messrs. Harley and Fregenal currently serve as our officers and all three individuals are directors and shareholders of our company.
During the period between September 2013 through March 2019, we loaned a total of $609,408 to HTH. HTH paid the full balance of its loan in July of 2019.
We also contract with HTH for generated real estate leads. For each of the years ended December 31, 2020 and 2019, HTH paid us a total of $467,000 and $287,000, respectively, for these leads. The Company also paid immaterial amounts to HTH for certain leads during the years ended December 31, 2020 and 2019.
Real Deal Branding LLC
For the year ended December 31, 2020, the Company paid Real Deal Branding LLC approximately $175,000 for agent marketing materials. Real Deal Branding LLC is a marketing firm which is co-owned by Jennifer Stertz and Geoffrey Stertz, Mr. Harley’s sister and brother-in-law. Mr. Stertz is also the Company’s current Director of Marketing. Previously, the disinterested members of the Board, after discussion and review of the material facts, approved entering into a contract with Real Deal Branding LLC, and believed it to be in the best interests of the Company.

SHAREHOLDER PROPOSALS
Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable North Carolina law and our bylaws. We have not received any shareholder proposals for consideration at our Annual Meeting of Shareholders to be held October 20, 2021.
Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2022 Annual Meeting of Shareholders, it must be delivered to our principal executive offices located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518 by May 10, 2022; provided, however, that if the date of the 2022 Annual Meeting of Shareholders is more than 30 days before or 60 days after October 20, 2022, notice by the shareholder must be delivered not later than the close of business no earlier than the 120th day prior to the 2022 Annual Meeting of Shareholders or the later of (1) the 90th day prior to the 2022 Annual Meeting of Shareholders or (2) the 10th day following the first public announcement of the date of the 2022 Annual Meeting of Shareholders.
Our bylaws permit any shareholder of record to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of shareholders, not more than 90 and not less than 60 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of directors, not later than the close of business on the 10th business day following the date on which notice of such meeting is first given to shareholders. Shareholder notices must set forth the specific information as more fully described in our bylaws and in “Corporate Governance — Selection of Nominees for the Board of Directors”.
Management’s proxy holders for the 2021 Annual Meeting of Shareholders will have discretion to vote proxies given to them on any shareholder proposal of which our Company does not have notice prior to July 24, 2022.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Notice of Internet Availability may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or the proxy materials either now or in the future, please contact our Corporate Secretary either by calling 1-888-455-6040 or by mailing a request to Attn: Corporate Secretary, 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518. Upon written or oral request to the Corporate Secretary, our Company will provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, shareholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2020 as filed with the SEC is accessible free of charge on our website at FathomRealty.com under Investors — SEC Filings. — Annual Reports. The Annual Report on Form 10-K, as amended by Form 10‑K/A, contains audited consolidated balance sheets of our Company as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-888-455-6040 or sending an e-mail to investorrelations@fathomrealty.com. Please include your contact information with the request.

OTHER MATTERS
Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the meeting. If any other matters properly come before the Annual Meeting of Shareholders, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.
THE BOARD OF DIRECTORS
Dated: September 7, 2021

Annex A
AMENDMENT TO THE
FATHOM HOLDINGS INC.
2019 OMNIBUS STOCK INCENTIVE PLAN
WHEREAS, the Board of Directors of Fathom Holdings Inc. (the “Company”) deem it to be in the best interests of the Company to amend, and to have approved at the next annual meeting of the shareholders of the Company, the amendment of the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (the “Plan”) as set forth below;
NOW, THEREFORE, the Plan shall be amended as follows.
1.
Section 3 of the Plan is deleted in its entirety and the following substituted in lieu thereof:

3.
Stock Subject to the Plan.

(a)
Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Two Million Sixty Thousand Seven Hundred Seventy-Eight (2,060,778) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)
Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld shall not again be available for awards under the Plan. To the extent that cash in lieu of Shares is delivered upon the exercise of a SAR pursuant to Section 6(m), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of Shares that it was entitled to issue upon such exercise or on the exercise of any related Option, notwithstanding that cash was issued in lieu of such Shares. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

2.
Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan was adopted by the Company’s Board of Directors on August 22, 2021.
FATHOM HOLDINGS INC.
By: /s/ Joshua Harley Joshua Harley Chief Executive Officer

DIRECTIONS TO THE ANNUAL MEETING
Fathom Holdings Inc.
2000 Regency Parkway Drive, Suite 160
Cary, North Carolina 27518
From the RDU Airport
Follow the signs out of the airport to I-40 East. Follow I-40 East to Cary. Take Exit 293 for US-1 East/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From Downtown Raleigh
Go south on N. Dawson St. toward I-40 West. Turn right to merge onto I-40 West toward Cary/Durham/Farmers Market. Take I-40 West to Exit 293 to merge onto I-440 East/US-1/US-64 West toward Raleigh/Cary/Wake Forest. Keep left at the fork to continue toward US-1 South/US-64 West. Keep right at the fork to continue on Exit 293A and follow signs for US-1 South/US-64 West toward Cary/Asheboro. Merge onto US-1 South/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From South of Raleigh
Take I-40 West toward Raleigh. When entering Raleigh city limits, stay on I-40 West to Exit 293 to merge onto I-440 East/US-1/US-64 West toward Raleigh/Cary/Wake Forest. Keep left at the fork to continue toward US-1 South/US-64 West. Keep right at the fork to continue on Exit 293A and follow signs for US-1 South/US-64 West toward Cary/Asheboro. Merge onto US-1 South/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From North of Raleigh
Take I-85 South toward Durham. Take exit 178 from I-85 South to US-70 East in Durham. Take I-40 West to Exit 293 to merge onto I-440 East/US-1/US-64 West toward Raleigh/Cary/Wake Forest. Keep left at the fork to continue toward US-1 South/US-64 West. Keep right at the fork to continue on Exit 293A and follow signs for US-1 South/US-64 West toward Cary/Asheboro. Merge onto US-1 South/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From West of Raleigh
Take I-40 East to Raleigh. Follow I-40 East to Cary. Take Exit 293 for US-1 East/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.

Important Notice Regarding the Internet Availability of ProxyMaterials for the Annual Meeting of Shareholders2021 Proxy Statement and the 2020 Annual Reportare available at:https://www.cstproxy.com/fathom/2021FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFATHOM HOLDINGS INC.2000 REGENCY PARKWAY DRIVE, SUITE 300, CARY, NORTH CAROLINA 27518The undersigned shareholder of Fathom Holdings Inc. acknowledges receipt of the Notice of the 2021 Annual Meeting of Shareholders and Proxy Statement, each dated as of September 7, 2021. The undersigned shareholder also appoints Marco Fregenal and Joanne Zach, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Fathom Holdings Inc. held of record by the undersigned at the close of business on August 23, 2021 at the Annual Meeting of Stockholders of Fathom Holdings Inc. to be held on October 20, 2021 at 9:00 a.m. (Eastern Time), or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES UNDER PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICKEASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail FATHOM HOLDINGS INC.Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, onOctober 19, 2021.INTERNET – www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARDIF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please markyour voteslike this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2. NUMBER1. To elect the eight directors nominated by the board of directors of Fathom Holdings Inc. to hold office for a one-year term until the 2022 Annual Meeting of Shareholders. Director of Nominees(1) Christopher Bennett(2) Jeffrey Coats(3) Marco Fregenal(4) Ravila Gupta(5) Joshua Harley(6) David Hood(7)Glenn Sampson(8) Jennifer Venable(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR allNomineeslisted to theleftWITHHOLD AUTHORITYto vote (except as marked tothe contrary for all nomineeslisted to the left) 2. Approval of an amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan to increase the share reserve by 1,000,000 shares of common stock. FORAGAINSTABSTAIN PLEASE CHECK HERE IF YOU PLAN TO ATTENDTHE ANNUAL MEETING OF SHAREHOLDERS. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) CONTROL NUMBER Signature_____________________________________ Signature, if held jointly____________________________________ Date_____________, 2021Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.